                      DEARBORN BANCORP REPORTS 21.6 PERCENT
                       INCREASE IN FIRST QUARTER EARNINGS.

         DEARBORN, Michigan, April 16, 2003 ... Dearborn Bancorp, Inc. (Nasdaq:
DEAR), the holding company for Community Bank of Dearborn, reported earnings of $580,000 in the First Quarter ended March 31, 2003. This represented a 21.6 percent increase over the Corporation's earnings of $477,000 in the same quarter of 2002. Fully diluted earnings per common share were $0.20 for the 2003 period while they were $0.18 in 2002.

         During the 12 months prior to the end of the quarter, the Corporation's total assets increased 35.2 percent to $386,055,000 from $285,625,000 one year ago. Total deposits went up 36.2 percent to $322,062,000 from $236,379,000 and total loans held in the organization's portfolio grew by 38.1 percent to $288,321,000 from $208,851,000.

         The earnings report was issued by Michael J. Ross, President and Chief Executive Officer of both the Corporation and the Bank, who added, "There were two reasons why our earnings grew at a somewhat slower rate than our assets, deposits and loans. First, like all community banks, we are experiencing pressure on our interest margins. The second, and more important, reason why our earnings did not grow as fast our assets was the fact that we have recently opened a full service banking office in Clinton Township and another in Southgate. Moreover, we have added three experienced bankers to the officer staff in anticipation of opening a new banking office in Auburn Hills in the second quarter of this year. The additional non-interest expense arising from these expansion activities is a necessary investment in our future growth, but it does have a temporary effect on overall profitability. In time, however, we are confident that these investments will prove to be money well spent."

         Dearborn Bancorp, Inc., is a registered bank holding company. Its sole subsidiary is Community Bank of Dearborn. The Bank operates full service offices in Dearborn, Dearborn Heights, Plymouth Township, Canton Township, Clinton Township, and Southgate in the State of Michigan. The Corporation's common shares trade on the Nasdaq National Market under the symbol DEAR.

         Contact Michael J. Ross, President & CEO or Jeffrey L. Karafa, CFO at
(313) 565-5700.

                           FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and about the Corporation and the Bank. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "plans," "projects," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Future Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events (whether anticipated or unanticipated), or otherwise.

Future Factors include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies, trends in customer behavior as well as their ability to repay loans; and changes in the national and local economy. These are representative of the Future Factors and could cause a difference between and ultimate actual outcome and a preceding forward-looking statement.

                             DEARBORN BANCORP, INC.


 (In thousands, except share and per share data)                THREE MONTHS ENDED
                                                                      MARCH 31

 CONDENSED STATEMENT OF INCOME:                              2003                 2002
                                                          ----------           ----------
Interest income                                           $    5,317           $    3,993
Interest expense                                               2,305                1,724
                                                          ----------           ----------
Net interest income                                            3,012                2,269
Provision for loan losses                                        228                  225
                                                          ----------           ----------
Net interest income after provision                            2,784                2,044
Non-interest income                                              751                  313
Non-interest expense                                           2,657                1,635
                                                          ----------           ----------
Income before taxes                                              878                  722
Income tax provision                                             298                  245
                                                          ----------           ----------
Net income                                                $      580           $      477
                                                          ==========           ==========

SHARE DATA:
Weighted avg no. of shares outstanding - basic             2,619,399            2,596,386
Weighted avg no. of shares outstanding - diluted           2,829,792            2,696,088
Period end shares outstanding                              2,627,158            2,596,386

PER COMMON SHARE DATA:
Net income, basic                                         $     0.22           $     0.18
Net income, diluted                                       $     0.20           $     0.18
Closing Stock Price                                       $    16.78           $    12.53
Book Value                                                $    11.93           $    10.90

PROFITABILITY RATIOS, ANNUALIZED:
Return on average stockholders' equity                          7.45%                6.75%
Return on average total assets                                  0.63%                0.76%
Average equity to average total assets                          8.49%               11.27%


CONDENSED BALANCE SHEET:                                          AS OF MARCH 31,
                                                            2003                 2002
                                                          ---------            ---------
Assets
     Cash and equivalents                                 $  53,878            $  40,236
     Mortgage loans held for sale                             8,633                  307
     Investment securities, available for sale               29,899               31,620
     Loans                                                  288,321              208,851
     Allowance for loan losses                               (3,109)              (2,131)
     Other assets                                             8,433                6,742
                                                          ---------            ---------
Total assets                                              $ 386,055            $ 285,625
                                                          =========            =========

Liabilities and stockholders' equity
     Deposits                                             $ 322,062            $ 236,379
     Federal Home Loan Bank advances                         20,660               20,000
     Trust preferred securities                              10,000                  ---
     Other liabilities                                        1,993                  953
     Stockholders' equity                                    31,340               28,293
                                                          ---------            ---------
Total liabilities and stockholders' equity                $ 386,055            $ 285,625
                                                          =========            =========